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                                                                   EXHIBIT 21(a)

SUBSIDIARIES OF REGISTRANT:
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WORLD SAVINGS BANK, FSB
California Corporation, Incorporated October 26, 1912
Federal Savings Bank, Incorporated July 31, 1987
Federally Chartered September 24, 1981

WORLD SAVINGS INCORPORATED
California Corporation, Incorporated March 29, 1984

ATLAS ADVISERS, INCORPORATED
California Corporation, Incorporated May 6, 1987

ATLAS AGENCY, INCORPORATED
Texas Corporation, Incorporated August 20, 2000

ATLAS SECURITIES, INCORPORATED
California Corporation, Incorporated May 6, 1987

WORLD MORTGAGE INVESTORS, INCORPORATED
Maryland Corporation, Incorporated March 13, 1998

WORLD REAL ESTATE INVESTORS, INCORPORATED
Maryland Corporation, Incorporated March 13,1998

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